As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)		46-4757266 (I.R.S. Employer Identification No.)
4800 Montgomery Lane, Suite 450 Bethesda, MD 20814 (Address of principal executive offices, including zip code)

Global Medical REIT Inc. 2016 Equity Incentive Plan

(Full title of the plan)

David A. Young

Global Medical REIT Inc.

4800 Montgomery Lane, Suite 450

Bethesda, MD 20814

(202) 524-6851

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐   Smaller Reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value	874,147 shares	$10.01 (2)	$8,750,211.47 (2)	$881.15

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock of Global Medical REIT Inc. (the “Common Stock”) as may become issuable pursuant to the adjustment provisions of the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 874,147 shares of Common Stock being registered hereby is based on a price of $10.01, which is the last reported sales price per share of Common Stock as reported on the New York Stock Exchange on June 29, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Global Medical REIT Inc., a Maryland corporation (the “Registrant”), will send or give to all participants in the Plan document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 registration statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s latest Annual Report on Form 10-K (Commission File No. 333-177592) for the fiscal year ended December 31, 2015, filed with the Commission on March 21, 2016 as amended on June 28, 2016;

(b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 333-177592) for the fiscal quarter ended March 31, 2016, filed with the Commission on May 9, 2016; and

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 333-177592), filed with the Commission on January 7, 2016 (Items 2.01 and 9.01), January 14, 2016 (Items 1.01 and 9.01), February 3, 2016 (Items 2.01 and 9.01), March 8, 2016 (Items 1.01, 3.02 and 9.01), March 18, 2016 (Items 1.01 and 9.01), April 1, 2016 (Item 5.02), April 6, 2016 (Items 1.01, 2.01 and 9.01), April 25, 2016 (Items 1.01 and 9.01), June 13, 2016 (Item 5.02) and June 17, 2016 (Items 1.01, 5.03 and 9.01).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The following is a summary of the rights and preferences of the Registrant’s capital stock that will be in effect immediately following the completion of the initial public offering of the Common Stock (the “offering”). While the following description is intended to cover the material terms of the Registrant’s capital stock, the description is qualified in its entirety by reference to the Registrant’s charter, bylaws and the relevant provisions of Maryland law. Copies of the Registrant’s charter and bylaws are filed as exhibits to the registration statement relating to the offering.

General

The Registrant’s charter provides that the Registrant may issue up to 510,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2016, 1,426,656 shares of Common Stock are issued and outstanding on a fully diluted basis. The Registrant’s charter authorizes the Registrant’s board of directors (the “Board”) to amend the charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Upon completion of the offering, 16,007,404 shares of Common Stock will be issued and outstanding on a fully diluted basis, (17,963,925 shares if the underwriters’ overallotment option is exercised in full), and no preferred stock will be issued and outstanding. The Plan provides for grants of equity-based awards up to an aggregate of a number of shares of Common Stock equal to 7% of the outstanding shares of Common Stock upon completion of this offering (on a fully diluted basis and including any shares sold pursuant to the underwriters’ exercise of their overallotment option, less the number of shares underlying the awards the Registrant grants in connection with the closing of this offering).

Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Common Stock

All shares of Common Stock will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of the Registrant’s charter regarding the restrictions on ownership and transfer of stock, holders of Common Stock are entitled to receive distributions on such shares of Common Stock out of assets legally available therefor if, as and when authorized by the Board and declared by the Registrant, and the holders of Common Stock are entitled to share ratably in the Registrant’s assets legally available for distribution to stockholders in the event of the Registrant’s liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities, and subject to the rights of holders of the Registrant’s preferred stock, if any, outstanding at such time.

The Common Stock will be issued by the Registrant and does not represent any interest or obligation of the Registrant’s advisor or any of its affiliates. Further, the Common Stock is not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the FDIC, any other governmental agency or any insurance company. The Common Stock will not benefit from any insurance guaranty coverage or any similar protection.

Subject to the provisions of the Registrant’s charter regarding the restrictions on ownership and transfer of Common Stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such share of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of the Registrant’s directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors.

Holders of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the Registrant’s securities. Subject to the restrictions on ownership and transfer of stock contained in the Registrant’s charter and the terms of any other class or series of stock, all shares of Common Stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert or consolidate with another entity, sell all or substantially all of its assets, engage in a statutory share exchange unless the action is advised by the Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority) is specified in the corporation’s charter. The Registrant’s charter provides that, except for amendments to the provisions of the Registrant’s charter relating to (i) the removal of directors, (ii) the restrictions on ownership and transfer of the Registrant’s capital stock and (iii) the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes to be cast on the matter) and certain amendments that require, pursuant to the MGCL, only approval by the Board, these actions may be taken only if advised by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Power to Reclassify the Registrant’s Unissued Shares of Beneficial Interest

The Registrant’s charter authorizes the Board to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over Common Stock, and authorizes the Registrant to issue the newly classified shares. Prior to the issuance of shares of each class or series, the Board is required by Maryland law and by the Registrant’s charter to set, subject to the provisions of the Registrant’s charter regarding the restrictions on ownership and transfer of the Registrant’s stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, the Board could authorize the issuance of shares of common or preferred stock that have priority over Common Stock as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in the best interests of the Registrant’s stockholders. No shares of preferred stock are presently outstanding, and the Registrant has no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

The Registrant believes that the power of the Board to amend the Registrant’s charter to increase or decrease the number of authorized shares of stock, to authorize the Registrant to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide the Registrant with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of Common Stock, will be available for issuance without further action by the Registrant’s stockholders, unless such action is required by applicable law or the rules of any shares exchange or automated quotation system on which the Registrant’s securities may be listed or traded. Although the Board does not intend to do so, it could authorize the Registrant to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Common Stock or otherwise be in the best interests of the Registrant’s stockholders.

Restrictions on Ownership and Transfer

For the Registrant to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Registrant’s outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

To assist the Registrant to qualify as a REIT, among other purposes, the Registrant’s charter, subject to certain exceptions, restricts the amount of Common Stock that a person may beneficially or constructively own. The Registrant’s charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of the Registrant’s stock.

The Registrant’s charter also prohibits any person from (i) beneficially owning shares of stock to the extent that such beneficial ownership would result in the Registrant being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring Common Stock to the extent that such transfer would result in the Common Stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning the Common Stock to the extent such beneficial or constructive ownership would cause the Registrant to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of the Registrant’s real property within the meaning of Section 856(d)(2)(B) of the Code, (iv) beneficially or constructively owning or transferring the Common Stock if such ownership or transfer would otherwise cause the Registrant to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any operators that manage “qualified healthcare properties” for a TRS failing to qualify as “eligible independent contractors” under the REIT rules or (v) transferring the Registrant’s shares of capital stock if, as a result of such transfer, the fair market value of the Registrant’s capital stock owned directly or indirectly by “Non-U.S. Persons” (as defined in the Registrant’s charter) would comprise 50% or more of the fair market value of the Registrant’s issued and outstanding capital stock. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Common Stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned Common Stock that resulted in a transfer of shares of Common Stock to a charitable trust (as described below), is required to give written notice immediately to the Registrant, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide the Registrant with such other information as it may request in order to determine the effect of such transfer on the Registrant’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the Registrant’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board, in its sole discretion, may prospectively or retroactively exempt a person from the limits described in the paragraph above and may establish or increase an excepted holder limit for such person. The person seeking an exemption must provide to the Board such representations, covenants and undertakings as the Board may deem appropriate in order to conclude that granting the exemption and establishing or increasing the excepted holder limit, will not cause the Registrant to lose its status as a REIT. The Board may not grant such an exemption to any person if such exemption would result in the Registrant failing to qualify as a REIT. The Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, in order to determine or ensure the Registrant’s status as a REIT.

Any attempted transfer of Common Stock which, if effective, would violate any of the restrictions described above (or, upon the occurrence of any event that would result in the fair market value of the Registrant’s capital stock owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the Registrant’s issued and outstanding capital stock) will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to (i) Common Stock being beneficially owned by fewer than 100 persons or (ii) 50% or more of the fair market value of the Registrant’s issued and outstanding capital stock being owned directly or indirectly by Non-U.S. Persons, will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the Registrant’s discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to the Registrant’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Registrant has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Registrant that shares of stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in the Registrant’s charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to the Registrant’s discovery that Common Stock has been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of stock held in the trust will be deemed to have been offered for sale to the Registrant, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date the Registrant, or the Registrant’s designee, accepts the offer, which the Registrant may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. The Registrant will have the right to accept the offer until the trustee has sold the shares. Upon a sale to the Registrant, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the shares of Common Stock, within 30 days after the end of each taxable year, is required to give the Registrant written notice, stating his or her name and address, the number of shares of each class and series of the Registrant’s stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide the Registrant with such additional information as it may request in order to determine the effect, if any, of his or her beneficial ownership on the Registrant’s status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide the Registrant with such information as the Registrant may request in good faith in order to determine the Registrant’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the stock ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Common Stock or otherwise be in the best interest of the Registrant’s stockholders.

Stock Exchange Listing

The Common Stock is currently trading on the New York Stock Exchange under the symbol “GMRE.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, LLC.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant’s charter contains a provision which eliminates its directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant’s charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself and its bylaws obligate it, to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served a predecessor of the Registrant in any of the capacities described above and any employees or agents of the Registrant or a predecessor of the Registrant.

The limited partners of Global Medical REIT LP, a Delaware limited partnership and the Registrant’s operating partnership (the “Operating Partnership”) expressly acknowledge that the general partner of the Operating Partnership is acting for the benefit of the Operating Partnership, the limited partners (including the Registrant) and the Registrant’s stockholders collectively and that the Registrant is under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause the Operating Partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of the Registrant’s stockholders on the one hand, and the limited partners of the Operating Partnership on the other hand, the general partner will endeavor in good faith to resolve the conflict in a manner not adverse to either the Registrant’s stockholders or the limited partners, provided however, that so long as the Registrant owns a controlling interest in the Operating Partnership, any such conflict that the general partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the Registrant’s stockholders or the limited partners will be resolved in favor of the Registrant’s stockholders, and neither the general partner nor the Registrant will be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

To the extent permitted by applicable law, the partnership agreement will provide for the indemnification of the general partner, and the Registrant’s officers, directors, employees, agents and any other persons the Registrant may designate from and against any and all claims arising from operations of the Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, the general partner of the Operating Partnership, and the Registrant’s officers, directors, agents or employees, will not be liable for monetary damages to the Operating Partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 30, 2016.

GLOBAL MEDICAL REIT INC.

By:	/s/ David A. Young
Name: David A. Young
Title: Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints David A. Young as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on June 30, 2016.

Signature	Title

/s/ David A. Young ________________________________ David A. Young	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Donald McClure _______________________________ Donald McClure	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jeffrey Busch _______________________________ Jeffrey Busch	Director

/s/ Henry Cole ________________________________ Henry Cole	Director

/s/ Matthew L. Cypher, Ph. D ________________________________ Matthew L. Cypher, Ph. D	Director

_______________________________ Kurt R. Harrington	Director

Signature	Title

/s/ Zhang Jingguo _______________________________ Zhang Jingguo	Director

/s/ Ronald Marston _______________________________ Ronald Marston	Director

/s/ Dr. Roscoe Moore _______________________________ Dr. Roscoe Moore	Director

/s/ Zhang Huiqi _______________________________ Zhang Huiqi	Director

EXHIBIT INDEX

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description

4.1	Articles of Incorporation of Global Medical REIT Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 22, 2014).

4.2	Amended and Restated Bylaws of Global Medical REIT Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.3	Certificate of Correction of Articles of Incorporation of Global Medical REIT Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.4	Certificate of Correction of Articles of Incorporation of Global Medical REIT Inc. (incorporated by reference from Exhibit 3.4 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.5	Form of Certificate of Common Stock of Global Medical REIT Inc. (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.6*	Global Medical REIT Inc. 2016 Equity Incentive Plan.

4.7	Form of Restricted Share Award Agreement (Time Vesting) (incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.8	Form of LTIP Unit Award Agreement (Officer) (incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

4.9	Form of LTIP Unit Award Agreement (Director) (incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on June 15, 2016).

5.1*	Opinion of Venable LLP as to the legality of the securities being registered.

23.1*	Consent of Venable LLP (contained in Exhibit 5.1 hereto).

23.2*	Consent of MaloneBailey, LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.